Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Parker-Hannifin Corporation

(Exact Name of Registrant as Specified in its Charters)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares, $.50 par value per share	Other	8,886,303	$ 370.27	$3,290,331,411.81	$147.60 per $1,000,000	$485,652.92

	Total Offering Amounts				$3,290,331,411.81		$485,652.92

	Total Fees Previously Paid						—

	Total Fee Offsets						—

	Net Fee Due						$485,652.92

Represents common shares, par value of $.50 per share (the “Common Shares”), of Parker-Hannifin Corporation (the Registrant”) issuable pursuant to the 2023 Omnibus Stock Incentive Plan (the “Plan”) being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Shares on The New York Stock Exchange on October 23, 2023, which is a date within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associ- ated with Fee Offset Claimed	Security Title Associ- ated with Fee Offset Claimed	Unsold Securities Associ-ated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.